UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2013

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, GA 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On May 17, 2013, AdCare Health Systems, Inc. (the “Company”) issued a press release announcing that, due to the reasons described in the press release, and, as expected, the Company did not file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 by the filing deadline of May 15, 2013 and would not be in a position to file such report by the extended filing deadline of May 20, 2013 afforded by Rule 12b-25 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The press release also includes certain preliminary unaudited financial data of the Company for the quarter ended March 31, 2013.  The data has not been reviewed by the Company’s independent registered public accounting firm.  A copy of the press release is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 2.02, including Exhibit 99.1, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in any such filings.

Item 7.01 Regulation FD Disclosure

The information contained in Item 2.02 of this Current Report is incorporated in this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press Release dated May 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  May 20, 2013

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Boyd P. Gentry
Name: Boyd P. Gentry
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated May 17, 2013.